NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SeaChange InternationaL Reports

FIRST qUARTER Fiscal 2014 Results

•	Revenue of $35.6 Million at High End of Guidance
•	Non-GAAP Operating Income of $1.2 Million
•	GAAP Operating Loss of $1.8 Million
•	New Product Revenue Growth of 70% Year Over Year

ACTON, Mass. (June 6, 2013) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multi-screen video software innovator, today reported first quarter fiscal 2014 revenue of $35.6 million and non-GAAP operating income of $1.2 million, or $0.04 per fully diluted share, from continuing operations. In comparison, first quarter fiscal 2013 revenue was $36.6 million and non-GAAP operating income was $2.3 million, or $0.07 per fully diluted share, from continuing operations. The Company posted a U.S. GAAP operating loss of $1.8 million, or $0.05 per basic share for the first quarter of fiscal 2014, compared to a U.S. GAAP loss from operations for the first quarter of fiscal 2013 of $1.2 million, or $0.04 per basic share. The Company’s U.S. GAAP first quarter fiscal 2014 results include non-GAAP charges of $3.0 million, which consisted primarily of stock-based compensation and amortization of intangible assets from prior acquisitions.

“We’re pleased to have achieved the high end of our guidance for the first quarter chiefly through new product contribution and increased product licensing revenue, which boosted gross margins,” said Raghu Rau, Chief Executive Officer, SeaChange.  “The results reflect the market traction SeaChange continues to achieve with our new generation of software, which drove new product revenue growth of 70 percent over last year’s first quarter.”

Rau continued, “SeaChange is showcasing its new technologies at the NCTA’s Cable Show next week in Washington, D.C. and senior executives of the world’s largest service providers are expected to witness how our software product strategy – with advancements such as our Adrenalin multi-screen video platform, Infusion advertising platform and Nucleus Soft Box gateway – is enabling our customers to deliver innovative revenue generating services.”

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SeaChange Q1 FY14 Results/Page 2

Commenting on the Company’s outlook, Anthony Dias, Interim Chief Financial Officer, stated, “We anticipate that our second quarter fiscal 2014 revenue will be in the range of $37 million to $40 million and non-GAAP operating income, on a fully diluted share basis, will be in the range of $0.07 to $0.10 per share. Our guidance on a full year basis for fiscal 2014 remains unchanged with revenue expected to be in the range of $165 million to $175 million and non-GAAP operating income, on a fully diluted share basis, expected to be in the range of $0.53 to $0.71 per share.”

SeaChange generated $3.1 million in cash from continuing operations and ended the first quarter of fiscal 2014 with cash, cash equivalents and marketable securities of $122.3 million.

The Company will host a conference call to discuss its first quarter fiscal 2014 results at 5:00 p.m. ET today, Thursday, June 6.  The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. For those unable to listen to the live conference call, a replay will be available through June 21, 2013 and may be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international).  Callers will be prompted for replay conference ID number 414410.  An archived version of the webcast will also be available on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, IPTV and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior video back office platform, advertising and in-home gateway offerings.

SeaChange’s hundreds of customers are many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world.  Visit www.schange.com.

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SeaChange Q1 FY14 Results/Page 3

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding future financial performance, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multi-screen video market; the Company’s ability to successfully introduce new products or enhancements to existing products including its next generation products scheduled for release in fiscal year 2014; worldwide economic cycles; steps taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions or divestitures made by the Company; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 10, 2013. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q1 FY14 Results/Page 4

SeaChange International, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	April 30,	January 31,
	2013	2013
Assets
Cash and cash equivalents	$109,189	$106,721
Marketable securities and restricted cash	13,129	14,211
Accounts and other receivables, net	37,100	40,103
Inventories, net	7,812	7,372
Prepaid expenses and other current assets	7,561	11,332
Assets held for sale	465	465
Property and equipment, net	19,052	19,762
Goodwill and intangible assets, net	60,248	62,617
Other assets	2,449	3,546
Total assets	$257,005	$266,129

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$22,410	$28,287
Deferred revenues	28,983	30,603
Other long term liabilities	192	-
Deferred tax liabilities and income taxes payable	5,044	5,038
Total liabilities	56,629	63,928

Total stockholders’ equity	200,376	202,201
Total liabilities and stockholders’ equity	$257,005	$266,129

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SeaChange Q1 FY14 Results/Page 5

	Three Months Ended
	April 30,
	2013	2012
Revenues:
Products	$14,808	$11,927
Services	20,744	24,699
Total revenues	35,552	36,626
Cost of revenues:
Products	2,658	3,497
Services	13,443	12,041
Amortization of intangible assets	313	525
Stock-based compensation expense	54	117
Total cost of revenues	16,468	16,180
Gross profit	19,084	20,446
Operating expenses:
Research and development	9,692	9,773
Selling and marketing	3,602	4,093
General and administrative	4,967	4,880
Amortization of intangible assets	836	978
Stock-based compensation expense	1,059	911
Earn-outs and change in fair value of earn-outs	20	60
Professional fees: acquisitions, divestitures, litigation, and
strategic alternatives	495	950
Severance and other restructuring costs	229	(28)
Total operating expenses	20,900	21,617
Loss from operations	(1,816)	(1,171)
Other (expense) income, net	(398)	45
(Loss) gain on sale of investment in affiliates	(67)	814
Loss before income taxes and equity income in earnings of
affiliates	(2,281)	(312)
Income tax (benefit) provision	(241)	1
Equity income in earnings of affiliates, net of tax	20	26
Loss from continuing operations	(2,020)	(287)
Loss on sale of discontinued operations	-	(16,995)
Income (loss) from discontinued operations, net of tax	35	(2,295)
Net loss	$(1,985)	$(19,577)

Net loss	$(1,985)	$(19,577)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(1,040)	1,635
Unrealized gain (loss) on marketable securities	3	(13)
Comprehensive loss	$(3,022)	$(17,955)

Net loss per share:
Basic loss per share	$(0.06)	$(0.60)
Diluted loss per share	$(0.06)	$(0.60)
Net loss per share from continuing operations:
Basic loss per share	$(0.06)	$(0.01)
Diluted loss per share	$(0.06)	$(0.01)
Net loss per share from discontinued operations:
Basic loss per share	$(0.00)	$(0.59)
Diluted loss per share	$(0.00)	$(0.59)
Weighted average common shares outstanding:
Basic	32,513	32,544
Diluted	32,513	32,544

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SeaChange Q1 FY14 Results/Page 6

SeaChange International, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	For the Three Months Ended
	April 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,985)	$(19,577)
Net (income) loss from discontinued operations	(35)	19,290
Adjustments to reconcile net loss to net cash provided by operating activities from continuing operations:
Depreciation and amortization of fixed assets	1,180	1,353
Amortization of intangible assets	1,149	1,503
Gain on disposal of fixed assets	(20)	-
Inventory valuation charge	(261)	101
Provision for doubtful accounts receivable	27	-
Discounts earned and amortization of premiums on marketable securities	32	28
Equity income in earnings of affiliates	(20)	(26)
Loss (gain) on sale of investment in affiliates	67	(814)
Stock-based compensation expense	1,113	1,028
Deferred income taxes	(5)	224
Changes in contingent consideration related to acquisitions	20	60
Changes in operating assets and liabilities:
Accounts receivable	4,943	9,979
Unbilled receivables	(2,850)	4,855
Inventories	(322)	(1,253)
Prepaid expenses and other assets	3,747	475
Accounts payable	(831)	(393)
Accrued expenses	(1,336)	(5,122)
Customer deposits	18	(179)
Deferred revenues	(1,349)	(7,307)
Other	(214)	(720)
Net cash provided by operating activities from continuing operations	3,068	3,505
Net cash provided by (used in) operating activities from discontinued operations	35	(478)
Total cash provided by operating activities	3,103	3,027
Cash flows from investing activities:
Purchases of property and equipment	(507)	(633)
Purchases of marketable securities	(2,062)	(6,951)
Proceeds from sale and maturity of marketable securities	3,116	8,101
Proceeds from sale of property and equipment	20	-
Additional proceeds from sale of equity investment	-	814
Acquisition of businesses and payment of contingent consideration, net of cash acquired	(3,206)	(1,476)
Increase in restricted cash	(1)	(500)
Net cash used in investing activities from continuing operations	(2,640)	(645)
Net cash provided by (used in) investing activities from discontinued operations	2,000	(250)
Total cash used in investing activities	(640)	(895)
Cash flows from financing activities:
Repurchases of our common stock	-	(504)
Proceeds from issuance of common stock relating to stock option exercises	84	280
Total cash provided by (used in) financing activities	84	(224)
Effect of exchange rate changes on cash	(79)	168
Net increase in cash and cash equivalents	2,468	2,076
Cash and cash equivalents, beginning of period	106,721	80,585
Cash and cash equivalents, end of period	$109,189	$82,661
Supplemental disclosure of cash flow information:
Income taxes paid	$17	$13
Supplemental disclosure of non-cash activities:
Transfer of items originally classified as inventories to equipment	$46	$230

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SeaChange Q1 FY14 Results/Page 7

Use of Non-GAAP Financial Information

We define non-GAAP income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating income or loss plus stock-based compensation expenses, amortization of intangible assets, inventory write-downs, if any, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions and divestitures, litigation and strategic alternatives and severance and other restructuring costs. We define adjusted EBITDA as U.S. GAAP operating income or loss before depreciation expense, amortization of intangible assets, stock-based compensation expense, inventory write-downs, if any, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives, severance and other restructuring costs. We discuss non-GAAP income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP income from operations and adjusted EBITDA are both important measures that are not calculated according to U.S. GAAP. We use non-GAAP income from operations and adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP income from operations and adjusted EBITDA financial measures assist in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income from operations and adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP income from operations and adjusted EBITDA financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangibles related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

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SeaChange Q1 FY14 Results/Page 8

Inventory Write-down. We incur inventory write-downs of our legacy product lines as we end of life certain product lines to focus on selling our new products being developed.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expense due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees: Acquisitions, Divestitures, Litigation and Strategic Alternatives. We have excluded the effect of professional fees associated with our acquisitions and divestitures, litigation and strategic alternatives because the amount and timing of these expenses are largely non-recurring.

Severance and Other Restructuring. We incurred charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. We also incurred charges for the hiring and appointment of the Chief Executive Officer.

Depreciation Expense. We incur depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any correlation to underlying operating performance. Management believes that exclusion of depreciation expense allows comparisons of operating results that are consistent across past, present and future periods.

The following tables reconcile the Company’s income (loss) from operations, the most directly comparable U.S. GAAP financial measure, to the Company’s non-GAAP income from operations and the reconciliation of our U.S. GAAP income or loss from operations to our adjusted EBITDA for the three months ended April 30, 2013 and 2012 and for each quarter of fiscal 2013:

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SeaChange Q1 FY14 Results/Page 9

SeaChange International, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, amounts in thousands)

	Three Months Ended			Three Months Ended
	April 30, 2013			April 30, 2012
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$14,808	$-	$14,808	$11,927	$-	$11,927
Services	20,744	-	20,744	24,699	-	24,699
Total revenues	35,552	-	35,552	36,626	-	36,626

Cost of revenues:
Products	2,658	-	2,658	3,497	-	3,497
Services	13,443	-	13,443	12,041	-	12,041
Amortization of intangible assets	313	(313)	-	525	(525)	-
Stock-based compensation	54	(54)	-	117	(117)	-
Total cost of revenues	16,468	(367)	16,101	16,180	(642)	15,538

Gross profit	19,084	367	19,451	20,446	642	21,088
Gross profit percentage	53.7%	1.0%	54.7%	55.8%	1.8%	57.6%

Operating expenses:
Research and development	9,692	-	9,692	9,773	-	9,773
Selling and marketing	3,602	-	3,602	4,093	-	4,093
General and administrative	4,967	-	4,967	4,880	-	4,880
Amortization of intangible assets	836	(836)	-	978	(978)	-
Stock-based compensation expense	1,059	(1,059)	-	911	(911)	-
Earn-outs and change in fair value of
earn-outs	20	(20)	-	60	(60)	-
Professional fees: acquisitions, divestitures,
litigation and strategic alternatives	495	(495)	-	950	(950)	-
Severance and other restructuring costs	229	(229)	-	(28)	28	-
Total operating expenses	20,900	(2,639)	18,261	21,617	(2,871)	18,746
(Loss) income from operations	$(1,816)	$3,006	$1,190	$(1,171)	$3,513	$2,342
(Loss) income from operations percentage	(5.1% )	8.4%	3.3%	(3.2% )	9.6%	6.4%

Weighted average common shares outstanding:
Basic	32,513	32,513	32,513	32,544	32,544	32,544
Diluted	32,513	33,169	33,169	32,544	32,982	32,982
Non-GAAP operating (loss) income per share:
Basic	$(0.05)	$0.09	$0.04	$(0.04)	$0.11	$0.07
Diluted	$(0.05)	$0.09	$0.04	$(0.04)	$0.11	$0.07

Adjusted EBITDA:

Loss from operations			$(1,816)			$(1,171)

Depreciation expense			1,180			1,353
Amortization of intangible assets			1,149			1,503
Stock-based compensation expense			1,113			1,028
Earn-outs and changes in fair value			20			60
Professional fees: acquisitions, divestitures, etc.			495			950
Severance and other restructuring			229			(28)

Adjusted EBITDA			$2,370			$3,695
Adjusted EBITDA %			6.7%			10.1%

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SeaChange Q1 FY14 Results/Page 10

SeaChange International, Inc.
Reconciliation of GAAP to Non-GAAP ((Loss) Income from Operations Only) and Calculation of Adjusted EBITDA
(Unaudited, amounts in thousands, except per share and percentage data)

	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			For the Fiscal Year Ended
	April 30, 2012			July 31, 2012			October 31, 2012			January 31, 2013			January 31, 2013
	GAAP			GAAP			GAAP			GAAP			GAAP
	As Reported (1)	Adjustments	Non-GAAP	As Reported (1)	Adjustments	Non-GAAP	As Reported (1)	Adjustments	Non-GAAP	As Reported (1)	Adjustments	Non-GAAP	As Reported (1)	Adjustments	Non-GAAP
Revenues:
Products	$11,927	$-	$11,927	$13,541	$-	$13,541	$15,213	$-	$15,213	$23,593	$-	$23,593	$64,274	$-	$64,274
Services	24,699	-	24,699	23,197	-	23,197	24,036	-	24,036	20,982	-	20,982	92,914	-	92,914
Total revenues	36,626	-	36,626	36,738	-	36,738	39,249	-	39,249	44,575	-	44,575	157,188	-	157,188

Cost of revenues:
Products	3,497	-	3,497	4,658	-	4,658	5,453	-	5,453	3,812	-	3,812	17,421	-	17,421
Services	12,041	-	12,041	12,952	-	12,952	13,557	-	13,557	13,802	-	13,802	52,352	-	52,352
Amortization of intangible assets	525	(525)	-	503	(503)	-	520	(520)	-	881	(881)	-	2,429	(2,429)	-
Stock-based compensation	117	(117)	-	77	(77)	-	(85)	85	-	48	(48)	-	157	(157)	-
Inventory write-down	-	-	-	1,752	(1,752)	-	-	-	-	-	-	-	1,752	(1,752)	-
Total cost of revenues	16,180	(642)	15,538	19,942	(2,332)	17,610	19,445	(435)	19,010	18,543	(929)	17,614	74,111	(4,338)	69,773

Gross profit	20,446	642	21,088	16,796	2,332	19,128	19,804	435	20,239	26,032	929	26,961	83,077	4,338	87,415
Gross profit percentage	55.8%	1.8%	57.6%	45.7%	6.3%	52.1%	50.5%	1.1%	51.6%	58.4%	2.1%	60.5%	52.9%	2.8%	55.6%

Operating expenses:
Research and development	9,773	-	9,773	9,474	-	9,474	9,203	-	9,203	10,382	-	10,382	38,832	-	38,832
Selling and marketing	4,093	-	4,093	3,908	-	3,908	3,859	-	3,859	3,583	-	3,583	15,443	-	15,443
General and administrative	4,880	-	4,880	4,570	-	4,570	4,295	-	4,295	3,506	-	3,506	17,250	-	17,250
Amortization of intangible assets	978	(978)	-	944	(944)	-	969	(969)	-	1,075	(1,075)	-	3,966	(3,966)	-
Stock-based compensation expense	911	(911)	-	1,223	(1,223)	-	813	(813)	-	997	(997)	-	3,944	(3,944)	-
Earn-outs and change in fair value of earn-outs	60	(60)	-	1,543	(1,543)	-	64	(64)	-	768	(768)	-	2,435	(2,435)	-
Professional fees: acquisitions, divestitures, litigation and strategic alternatives	950	(950)	-	469	(469)	-	26	(26)	-	174	(174)	-	1,619	(1,619)	-
Severance and other restructuring costs	(28)	28	-	1,470	(1,470)	-	1,476	(1,476)	-	188	(188)	-	3,106	(3,106)	-
Total operating expenses	21,617	(2,871)	18,746	23,601	(5,649)	17,952	20,705	(3,348)	17,357	20,673	(3,202)	17,471	86,595	(15,070)	71,525
(Loss) income from operations	$(1,171)	$3,513	$2,342	$(6,805)	$7,981	$1,176	$(901)	$3,783	$2,882	$5,359	$4,131	$9,490	$(3,518)	$19,408	$15,890
(Loss) income from operations percentage	(3.2% )	9.6.%	6.4.%	(18.5% )	21.7.%	3.2.%	(2.3% )	9.6.%	7.3.%	12.0.%	9.3.%	21.3.%	(2.2% )	12.3.%	10.1.%

Weighted average common shares outstanding:
Basic	32,544	32,544	32,544	32,629	32,629	32,629	32,474	32,474	32,474	32,274	32,274	32,274	32,494	32,494	32,494
Diluted	32,544	32,544	32,544	32,629	32,629	32,629	32,474	33,013	33,013	32,922	32,922	32,922	32,494	32,989	32,989
Non-GAAP operating (loss) income per share:
Basic	$(0.04)	$0.11	$0.07	$(0.21)	$0.25	$0.04	$(0.03)	$0.12	$0.09	$0.17	$0.12	$0.29	$(0.11)	$0.60	$0.49
Diluted	$(0.04)	$0.11	$0.07	$(0.21)	$0.25	$0.04	$(0.03)	$0.12	$0.09	$0.17	$0.11	$0.28	$(0.11)	$0.59	$0.48

Adjusted EBITDA:

(Loss) income from operations			$(1,171)			$(6,805)			$(901)			$5,359			$(3,518)

Depreciation expense			1,353			954			1,034			1,330			4,671
Amortization of intangible assets			1,503			1,447			1,489			1,956			6,395
Stock-based compensation expense			1,028			1,300			728			1,045			4,101
Earn-outs and changes in fair value			60			1,543			64			768			2,435
Professional fees: acquisitions, divestitures, etc.			950			469			26			174			1,619
Inventory write-down			-			1,752			-			-			1,752
Severance and other restructuring			(28)			1,470			1,476			188			3,106

Adjusted EBITDA			$3,695			$2,130			$3,916			$10,820			$20,561
Adjusted EBITDA %			10.1%			5.8%			10.0%			24.3%			13.1%

SeaChange Q1 FY14 Results/Page 10

(1)	Effective February 1, 2013, as a result of a change in how we review our business, certain information technology costs which were formerly allocated out of general and administrative expenses remained in general and administrative expenses. Prior fiscal year balances were adjusted to conform to this presentation. The reclassification in fiscal 2013 for all periods presented above is as follows:

	Three Months	Three Months	Three Months	Three Months	Fiscal Year
	Ended	Ended	Ended	Ended	Ended
	April 30, 2012	July 31, 2012	October 31, 2012	January 31, 2013	January 31, 2013

Cost of revenues - products	$(54)	$(58)	$(51)	$(43)	$(205)
Cost of revenues - services	(239)	(248)	(250)	(213)	(950)
Research and development expenses	(182)	(190)	(220)	(203)	(795)
Selling and marketing expenses	(40)	(41)	(46)	(36)	(163)
General and administrative expenses	515	537	567	495	2,113
Total effect on non-GAAP loss from operations	$-	$-	$-	$-	$-

---end press release and tables---